             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                        Statement to Certificateholders

                                 March 15, 2001
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------

             ORIGINAL           BEGINNING                                                                                 ENDING
               FACE             PRINCIPAL                                                     REALIZED   DEFERRED        PRINCIPAL
CLASS          VALUE             BALANCE         PRINCIPAL       INTEREST          TOTAL       LOSSES    INTEREST         BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
 A1       357,735,172.00      73,448,807.33    3,263,734.85      331,835.59    3,595,570.44      0.00      0.00       70,185,072.48
 A2        40,000,000.00       8,212,645.89      364,933.07       36,601.03      401,534.10      0.00      0.00        7,847,712.82
 R                  0.00               0.00            0.00      416,335.71      416,335.71      0.00      0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS    397,735,172.00      81,661,453.22    3,628,667.92      784,772.33    4,413,440.25      0.00      0.00       78,032,785.30
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  SI        8,117,044.50      54,179,109.28            0.00      431,921.78      431,921.78  7,813.13      0.00       55,817,403.83
-----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------   --------------------
              FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                           PASS-THROUGH RATES
----------------------------------------------------------------------------------   --------------------
                                                                                               CURRENT
         BEGINNING                                                     ENDING                  PASS-THRU
CLASS    PRINCIPAL    PRINCIPAL       INTEREST        TOTAL           PRINCIPAL       CLASS       RATE
----------------------------------------------------------------------------------   --------------------
  A1     205.31614747    9.12332671      0.92760124   10.05092795     196.19282076     A1      5.808750%
  A2     205.31614725    9.12332675      0.91502575   10.03835250     196.19282050     A2      5.730000%
----------------------------------------------------------------------------------   --------------------
TOTALS   205.31614745    9.12332671      1.97310267   11.09642938     196.19282073
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------   --------------------
 SI    6,674.73355357    0.00000000     53.21170532   53.21170532   6,876.56742919     SI      0.000000%
----------------------------------------------------------------------------------   --------------------

--------------------------------------------------------------------------------
           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Daniel Randall
             The Chase Manattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                              Tel: (212) 946-7172
                        Email: daniel.randall@chase.com
--------------------------------------------------------------------------------

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

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 March 15, 2001
--------------------------------------------------------------------------------

Sec. 4.01(i)      Principal Collections recieved during the Collection Period     3,690,345.35
                  Interest Collections recieved during the Collection Period      1,159,226.33
                  Additional Draw Amount                                             73,806.91

Sec. 4.01(iii)    Floating Allocation Percentage                                    60.801150%
                  Fixed Allocation Percentage                                       98.000000%

Sec. 4.01(iv)     Investor Certificate Interest Collections                         669,951.81

Sec. 4.01 (v)     Investor Certificate Principal Collections                      3,616,538.44

Sec. 4.01(vi)     Seller Interest Collections                                       431,921.78
                  Seller Principal Collections                                       73,806.91

Sec. 4.01(xi)     Accelerated Principal Distribution Amount                              10.56
                  Accelerated Principal Distribution Amount Actually Distributed         10.56

Sec. 4.01(xiii)   Amount Required to be Paid by Seller                                    0.00
                  Amount Required to be Paid by Servicer                                  0.00

Sec. 4.01(xiv)    Servicing Fee                                                      57,352.74
                  Accrued and Unpaid Servicing Fees                                       0.00

Sec. 4.01(xv)     Liquidation Loss Amounts (Net of Charge Off Amounts)                    0.00
                  Charge Off Amounts                                                 19,932.05
                  Charge Off Amounts allocable to Investor Certificateholders             0.00
                  Cumulative Loss Amounts                                         1,053,828.06

Sec. 4.01(xvi)    Pool Balance as of end of preceding Collection Period         137,646,580.19
                  Pool Balance as of end of second preceding Collection Period  140,080,657.12

Sec. 4.01(xvii)   Invested Amount                                                80,062,035.74

Sec. 4.01(xxi)    Has a Rapid Amortization Event Ocurred?                                  YES

Sec. 4.01(xxii)   Has an Event of Default Ocurred?                                          NO

Sec. 4.01(xxiii)  Amount Distributed to Credit Enhancer per 5.01(a)(1)                4,227.43
                  Amount Distributed to Credit Enhancer per 5.01(a)(6)                    0.00
                  Unreimbursed Amounts Due to Credit Enhancer                             0.00

Sec. 4.01(xxiv)   Guaranteed Principal Distribution Amount                                0.00

Sec. 4.01(xxv)    Credit Enhancement Draw Amount                                          0.00

Sec. 4.01(xxvi)   Amount Distributed to Seller per 5.01(a)(10)                      416,335.71

Sec. 4.01(xxvii)  Maximum Rate                                                         9.6527%
                  Weighted Average Net Loan Rate                                       9.6527%

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

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 March 15, 2001
--------------------------------------------------------------------------------

Sec. 4.01(xxviii) Minimum Seller Interest                                       2,713,124.35

Sec. 4.01(xxix)   Required Servicer Advance                                             0.00
                  Unreimbursed Required Servicer Advance                                0.00
                  Required Servicer Advance Reimbursement                               0.00

Sec. 4.01(xxx)    Spread Account Requirement                                      257,259.69
                  Amount on deposit in the Spread Account                         257,259.69
                  Spread Account Deposit                                            1,799.20
                  Spread Account Wthdrawal                                        131,177.42


                                     Delinquencies
                        --------------------------------------------------------------
                                                   Group 1
                        --------------------------------------------------------------
                           Period      Number     Principal Balance         Percentage
                        --------------------------------------------------------------
                         0-30 days          0                  0.00              0.00%
                         31-60 days        46          1,505,025.32              1.11%
                         61-90 days        10            434,298.18              0.32%
                        91-120 days         2             33,900.10              0.02%
                         121+ days         13            397,901.24              0.29%
                           Total           71          2,371,124.84              1.74%
                        --------------------------------------------------------------



                                   Loans in Foreclosure
                              ----------------------------------------------
                                                Group 1
                              ----------------------------------------------
                              Number     Principal Balance        Percentage
                                   0                  0.00              0.00
                              ----------------------------------------------


                                   Loans in REO
                              ----------------------------------------------
                                                Group 1
                              ----------------------------------------------
                              Number     Principal Balance        Percentage
                                   0                  0.00              0.00
                              ----------------------------------------------


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